Tasker Capital Corp.

                    Nonqualified Stock Option Giant Agreement

                                 James P. Bums


Number of Shares:     1,000,000
Date of Grant:        May 11, 2004

      Tasker Capital Corp., a Nevada corporation (the "Company"), hereby grants to James P. Bums ("the Participant"), as of the date of grant stated above (the "Grant Date"), an option (the "Option") to purchase the number of shares stated above (the "Shares") of the Company's Common Stock, par value $.001 per share ("the Common Stock").

      The Participant hereby accepts the Option, subject to the terms and conditions set forth in the following terms and conditions:

      1. Type of Option. The Option is not intended to, and shall not, be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Exercise Price. The price at which Shares may be purchased pursuant to the Option is SO .25 per share.

      3. Option Period. Except as provided below in this Section 3, the Option expires one (1) day less than ten (10) years from the Grant Date.

      4. Vesting of Right to Exercise. As of the Date of Grant, this Option may be exercised with respect to all of the Shares that ate the subject of this Option.

            (a) -The Option may be exercised from time to time with respect to all or any part of the Shares as to which it is exerdsahle at the time; provided, however, that it may not be exercised as to less than tea percent (10%) of the Shares at any one time, except with respect to the remaining Shares then purchasable under the Option, if less than ten percent (10%) of the Shares. No fractional Shares may be purchased except in combination with a fraction or fractions under another presently exercisable option, and then only to the extent that such combination equals a full Share.

            (b) To exercise the Option, the Participant (or other person exercising the Option) must deliver to the Company the following:

                  1. a completed and signed notice of exercise, in the form of hereto, stating the number of Shares to be purchased. If the Option


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      is being exercised by a person other than the Participant, the notice of exercise must be accompanied by proof of the right of such person to exercise the Option and such other pertinent information as the Company deems necessary;

                  2. two (2) signed Stock Restriction Agreements (the "Stock Restriction Agreement"). in the form attached hereto as Attachment B. and such other agreements, instruments or documents as the Company may reasonably require to comply with die requirements of the Securities Act of 1933, as amended, or any applicable state securities laws. His shares purchased pursuant to exercise of the Option shall be subject to 'the restrictions and limitations set forth in such agreements: and

                  3. payment in full of the exercise price for the Shares being purchased in cash or by certified check, bank draft or money order made payable to the order of the Company.

In addition, the exercise of an Option shall be subject to satisfaction of all conditions the Company's Board of Directors (the ^Boatd") may impose on the exercise of such Option pursuant to this Agreement, and any such exercise shall be effective only after aD such conditions have been satisfied.

      6. No Rights as Stockholder. Toe Participant (or any other person entitled to exercise the Option) shall not be entitled to any rights as a stockholder of the Company with respect to any Share covered by the Option until such Shares shall have been registered OB the stock transfer books of the Company in the name of the Participant (or such other person).

      7. Section 16 Requirements. If Participant is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"),, any retention of Shares by the Company to satisfy a tax obligation with respect to such Participant shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under the Exchange Act Additionally. 0) any Shares offered to a Participant subject to Section 16 of the Exchange Act (a "Section 16 Participant") may not be sold for six (6) months after acquisition;
(it) any Shares or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option; and (in) any Option or other similar right related to an equity security shall not be transferable except in accordance with the rules under Section 16 of the Exchange Act, subject to any other applicable transfer restrictions under this Agreement

      g. Compliance with Laws. Regulations and Rules. This Agreement, the Option and the obligation of the Company to sell and deliver the Shares upon exercise of the Option are and shall be subject to (a) all applicable laws, government regulations and rules and (b) all applicable regulations and rules adopted by the Board. If at any time the Board determines in its discretion that the listing, registration or qualification, on any securities exchange or under any federal or state law, of the Shares deliverable upon exercise of the Option, or the consent or approval of any regulatory body, or compliance


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with any law, rule or regulation, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares, then exercise of the Option shall not be effective unless such listing, registration, qualification, consent, approval or compliance shall have been effected or obtained free of any conditions not acceptable to the Board

      9. Legend on Certificates. Each certificate representing the Shares shall bear restrictive legends referring to the restrictions on transfer and repurchase rights of the Company contained in the Stock Restriction Agreement and the restrictions on transfer imposed by the Securities Act of 1933, as amended, and any applicable exemption therefrom pursuant to which the Snares may be issued.

      10. NO Employment Rights. Nothing in the Option or this Option Agreement confers upon the Participant any right to continued employment or interferes with the right of the Company to terminate the Participant's employment

      11. Taxes. As a condition of issuance of Shares under this Option, the Company shall have the right to require the Participant or other person exercising the Option to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements or make other arrangements satisfactory to the Company with regard to such taxes.

      12. Amendments The Board may at any time or times amend the Option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination or amendment of the Option shall, without the Participant's consent, adversely affect the Participant's rights under the Option.


                  [Remainder of Page Intentionally Left Blank]


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      IN WITNESS WHEREOF, tbe Company and the Participant have executed this
Agreement a? of the date first above written,

                                    THE COMPANY:

                                    Tasker Capital Corp:


                                    By:
                                    Name: [ILLEGIBLE]
                                    Title: President




                                    THE PARTICIPANT:


                                    [ILLEGIBLE]
                                    (Signature of Participant)


                                    (Printed Name of Participant)

                                    (Residence Street Address)
                                    (City)          (State)        (Zip Code)


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                Form of Notice of Exercise of Stock Option (To be
                completed and signed only on exercise of Option)


I hereby exercise the stock option (the "Option") granted by Tasker Capital Corp., a Nevada corporation (the "Company"), to me on ________, subject to all the terms and provisions thereof as contained in the Nonqualified Stock Option Grant Agreement of the same date signed by me concerning such Option, and notify you of my desire to purchase ____ Shares pursuant to the Option.

Enclosed is my check in the sum of S '________ in full payment for such Shares and applicable withholding taxes.

I also enclose completed and signed duplicate Stock Restriction Agreements in the required form.


DATED: __________.


                                    Signature:




                                    Name:

                               Tasker Capital Corp.
                                Stock Restriction
                                    Agreement


AGREEMENT (tMs "Agreement"), dated as of ________, by and between Tasker Capital Corp., a Nevada corporation (the "Company"), and _____________________ (the "Stockholder"), who is purchasing shares of the Company's Common Stock pursuant to the exercise of an option (the "Option") (such shares of Common Stock presently owned and any additional shares which the Stockholder may acquire upon exercise of the Option or otherwise being hereinafter collectively called the "Shares").

      WHEREAS, at or prior to the date of this Agreement, the Stockholder has purchased all or a portion of the Shares; and

      WHEREAS, the Company and the Stockholder believe it is in the best interests of the Company and of the Stockholder that certain restrictions be placed upon all of the Shares;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Restrictions on -Transfer.

      (a)t 12 No Transfer. The Stockholder shall not sell, assign, transfer, pledge. hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer^, any of the Shares, or any interest therein, unless such transfer shall be made in compliance wait the provisions of Section 2 of mis Agreement

            (b) Investment Representation. The Stockholder hereby represents, warrants and agrees with the Company that her or she is acquiring the Shares for his or her own account, for investment and not with a view to or in connection with any distribution thereof The Stockholder shall not transfer any Shares unless either (i) a registration statement under the Securities Act of 1933, as amended (the "Act"), whb respect to the Shares shall have become, and continue to be, effective, or (ii) the Company receives an opinion of counsel that registration of such Shares is not required under the Act.

      2 "Rjght of, Ffrst Refusal.

            (a) Receipt of Third-Party Offer. If at any time the Stockholder desires to sell for cash, cash equivalents or any other form of consideration (including a promissory note) all or any part of the Shares pursuant to an offer or proposed offer from a third party

(the "Proposed Transferee"! the Stockholder shall provide written notification to the Company, including a submission of a. written offer (the "QfM1) to sefl such Shares (the "Offered Snares"! to the Company on terms and conditions, including price, not less favorable to the Company than those on which the Stockholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company may acquire, in accordance owith the provisions of this Agreement, aU or any portion of the Offered Shares for the price and upon the other terms and MwKtimM including deferred payment (if applicable), set forth therein.

t 12 (b) Company Notice of Intent <<" yiifT%yq If the Company desires to purchase all or any portion of the Offered Shares, the Company shall give to the Stockholder -written notice of the number of Offered Shares to be purchased by a, which notice shall be delivered in person or mailed to the Stockholder within twenty (20) days of the date of the Offer. Such communication shall, wben taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. A sale of the Offered Shares to be sold to the Company pursuant to this Section 2 shall be made at the offices of the Company on the forty-fifth (45th) day following toe date of the Offer (or, if such day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Stockholder's delivery to the Company of a ualificate or certificates evidencing the Offered Shares to be purchased by the Company, duly endorsed for transfer to the Company, against payment to the Stockholder of the purchase price therefor by the Company by a certified or cashier's check.

            (c) Sate to Third Patty- Subject to Section 2(e), if, within twenty
(20) days of its receipt of the Offer, the Company fails to deliver written notice to the Stockholder of its intention to purchase an of the Offered Shares (the Offered Shares which the Company does not elect to purchase being referred to as the "Refused Sfrp^fg"), the Refbsed Shares not so purchased may be sold by the Stockholder at any time within ninety (90) days after the date the Offer was made to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If the Refused Shares are not sold within the ninety
(90) day period, they shall continue to be subject to the requirements of a prior offer pursuant to this Section 2. If the Refused Shares are sold pursuant to this Section 2 to any purchaser who is not a party to this Agreement, the Company, may at its option, require the purchaser to execute and deliver a new Stock Restriction Agreement in substantially the form of this Agreement containing substantially the same terms as those set forth herein.

            (d) Permitted Transfers. Subject to Section 2(e), the Stockholder shall . have the right to make Permitted Transfers of the Stockholder's Shares and the provisions of subsections (>>X (b) and (c) above shall not apply to any such Permitted Transfer by die Stockholder. For purposes of this Agreement, "Permitted TBmrffa" shall mean any



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